SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 14, 2004


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                   1-8400                75-1825172
(State of Incorporation) (Commission File Number)     (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas          76155
 (Address of principal executive offices)            (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)








Item 9.   Regulation FD Disclosure

AMR PRESENTING AT INVESTOR CONFERENCE

Gerard Arpey, Chairman, President and CEO of AMR Corporation, will speak at the Merrill Lynch Global Transportation Conference on Wednesday, June 16 at approximately 1:00 pm ET. Mr. Arpey's presentation will focus on the company's recent performance, the Turnaround Plan and the outlook for the future.

A webcast of Mr. Arpey's remarks will be made available via the investor information section of AMR's corporate website at www.amrcorp.com. Additionally, a replay of the speech will remain available for at least 7 days following the event.




                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  June 14, 2004